RESTATED CERTIFICATE OF INCORPORATION
OF
NEW JERSEY RESOURCES CORPORATION
New Jersey Resources Corporation, a corporation organized and existing under the laws of the State of New Jersey, pursuant to the provisions of Section 14A:9-5, Corporations, General, of the New Jersey Statutes, restates and integrates its Certificate of Incorporation, as heretofore restated and amended, to read in full as herein set forth:
1.The name of the corporation is New Jersey Resources Corporation.

2.The address of the corporation’s registered office is New Jersey Resources Corporation, 1415 Wyckoff Road, P.O. Box 1468, Wall, New Jersey 07719, and the name of the corporation’s registered agent at such address is Rhonda M. Figueroa.

3.The purposes for which the corporation is organized are to engage in any activity within the purposes for which corporations may be organized under the “New Jersey Business Corporation Act,” N.J.S.A. 14A:1-1 et seq.

4.The aggregate number of shares which the corporation shall have authority to issue is 75,400,000, of which 75,000,000 shares shall be designated as Common Stock of the par value of $2.50 per share and 400,000 shares shall be designated as Preferred Stock of the par value of $100 per share.

The Board of Directors may authorize the issuance from time to time of Preferred Stock in one or more series and with such designations, preferences, relative, participating, optional and other special rights, and qualifications, limitations or restrictions (which may differ with respect to each series) as the Board may fix by resolution, except that no shares of any such series shall have more than one vote each. Without limiting the foregoing, the Board of Directors is expressly authorized to fix with respect to each series:
(a)The number of shares which shall constitute such series and the name of such series;

(b)The rate and the time at which dividends on such series shall be paid and whether or not such dividends shall be cumulative;

(c)The voting powers, if any, of the holders of such series;

(d)The terms and conditions for the redemption of shares of such series, and the premium, if any, payable upon such redemption;

(e)The rights of such series upon voluntary or involuntary liquidation, including the premium, if any, payable upon the happening of such event;

(f)The terms or amount of any sinking funds or purchase fund for the purchase or redemption of shares of such series; and

(g)Conversion right or rights, if any.

5.The Board of Directors of the corporation consists of 11 Directors, and the name and address of each person who serves as such Director is:

Lawrence R. Codey
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

Donald L. Correll
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

Laurence M. Downes
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

Robert B. Evans
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

Rev. William Howard
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

Jane M. Kenny
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

Alfred C. Koeppe
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

J. Terry Strange
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

Sharon Taylor
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

David Trice
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

George R. Zoffinger
c/o New Jersey Resources Corporation
1415 Wyckoff Road
P.O. Box 1468
Wall, New Jersey 07719

6.Except as otherwise fixed by or pursuant to the provisions of Paragraph 4 hereof, relating to the rights of the holders of any class or series of stock having a preference over the Common Stock, or upon liquidation to elect additional directors, the number of the directors of the Corporation shall be fixed from time to time by or pursuant to the By-laws of the Corporation.

Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Paragraph 6 or to adopt any provision inconsistent therewith.
7.(a)    The Directors, other than those who may be elected by the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation, shall be classified, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, one class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1987, another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1988, and another class to be originally elected for a term expiring at the annual meeting of stockholders to be held in 1989, with each class to hold office until its successor is elected and qualified. At each annual meeting of the stockholders of the Corporation, the successors of the class of Directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stock holders held in the third year following the year of their election.

(b)    Except as otherwise provided for or fixed by or pursuant to the provisions of Paragraph 4 hereof relating to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances, newly created directorships resulting from any increase in the number of Directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

(c)    Subject to the rights of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect Directors under specified circumstances, no member of the Board of Directors may be removed from office except for cause, and only then by the affirmative vote of the holders of 80% of the voting power of the then outstanding shares of stock entitled to vote generally in the election of Directors, voting together as a single class.

8.The Board of Directors shall have power to make, alter, amend and repeal the By-laws of the Corporation (except so far as the By-laws adopted by the stockholders shall otherwise provide). Any By-laws made by the Directors under the powers conferred hereby may be altered, amended or repealed by the Directors or by the stockholders, provided, however, that if Article I of the By-laws relating to the terms of office and election of directors and Article X of the By-laws relating to amendment of the By-laws of the Corporation, shall be adopted by the Board of Directors, such sections shall not thereafter be altered, amended or repealed, nor shall any provision inconsistent therewith be adopted, except by the holders of 80% or more of the voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class. Notwithstanding anything contained in the Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least 80% of the voting power of all the shares of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend or repeal this Paragraph 8 or to adopt any provision inconsistent therewith.

9.The vote of stockholders of the Corporation required to approve any Business Combination shall be as set forth in this Paragraph 9. The term “Business Combination” shall have the meaning ascribed to it in (a) (B) of this Paragraph; each other capitalized term used in this Paragraph shall have the meaning ascribed to it in (c) of this Paragraph.

(a)(A)    In addition to any affirmative vote required by law or the Certificate of Incorporation or any resolution adopted pursuant to Paragraph 9 of the Certificate of Incorporation, and except as otherwise expressly provided in (b) of this Paragraph 9:

(1)any merger of consolidation of the Corporation or any Subsidiary with (i) any Interested Stockholder or (ii) any other corporation or entity (whether or not itself an Interested Stockholder) which is, or after each merger or consolidation would be, an Affiliate of an Interested Stockholder; or

(2)any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) to or with any Interested Stockholder or any Affiliate of any Interested Stockholder of assets of the Corporation or any Subsidiary having an aggregate Fair Market Value of $10,000,000 or more; or

(3)the issuance or transfer by the Corporation or any Subsidiary (in one transaction or a series of transactions) of any securities of the Corporation or any Subsidiary to any Interested Stockholder or any Affiliate of any Interested Stockholder in exchange for cash, securities, or other property (or a combination thereof) having an aggregate Fair Market Value of $10,000,000 or more, other than the issuance of securities upon the conversion of convertible securities of the Corporation or any Subsidiary which were not acquired by such Interested Stockholder (of such Affiliate) from the Corporation of a Subsidiary; or

(4)the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Stockholder or any Affiliate of any Interested Stockholder; or

(5)any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Stockholder) which in any such case has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class or series of stock or securities convertible into stock of the Corporation or any Subsidiary which is directly or indirectly beneficially owned by any Interested Stockholder or any Affiliate or any Interested Stockholder;

shall not be consummated without the affirmative vote of the holders of at least 80% of the voting power of the then outstanding shares of stock of all classes and series of the Corporation entitled to vote generally in the election of directors (“Voting Stock”), in each case voting together as single class. Such affirmative vote shall be required, notwithstanding the fact that no vote may be required, or that a lesser percentage may be specified, by law or by the Certificate of Incorporation or any resolution adopted pursuant to the Certificate of Incorporation or in any agreement with any national securities exchange or otherwise.
(B)    The Term “Business Combination” as used in this Paragraph 9 shall mean any transaction that is referred to in any one or more clauses (1) through (5) of (a) (A) of this Paragraph.

(b)The provisions of (a) of this Paragraph 9 shall not be applicable to any Business Combination in respect of which all of the conditions specified in either of the following paragraphs (A) and (B) are met, and such Business Combination shall require only such affirmative vote as is required by law and any of the provisions of the Certificate of Incorporation and any resolution or resolutions of the Board of Directors adopted pursuant to the Certificate of Incorporation:

(A)such Business Combination shall have been approved by a majority of the Disinterested Directors, or

(B)each of the six conditions specified in the following clauses (1) through (6) shall have been met:
(1)the aggregate amount of the cash and the Fair Market Value as of the date of the consummation of the Business Combination (the “Consummation Date”) of any consideration other than cash to be received per share by holders of Common Stock in such Business Combination shall be at least equal to the higher of the following:
(i)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of Common Stock beneficially owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder

(x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Stockholder, whichever is higher; or

(ii)the Fair Market Value per share of Common Stock on the Announcement Date or on the date on which the Interested Stockholder became an Interested Stockholder (the “Determination Date”), whichever is higher; or
(iii)the Fair Market Value per share of such class or series of Voting Stock on the Announcement Date or Determination Date, whichever is higher; and

(2)the aggregate amount of the cash and the Fair Market Value as of the Consummation Date of any consideration other than cash to be received per share by holders of shares of any other class or series of Voting Stock shall be at least equal to the highest of the following (it being intended that the requirements of this clause (B) (2) shall be required to be met with respect to every class and series of such outstanding Voting Stock, whether or not the Interested Stockholder beneficially owns any shares of a particular class or series of Voting Stock):

(i)(if applicable) the highest per share price (including any brokerage commissions, transfer taxes and soliciting dealers’ fees) paid in order to acquire any shares of such class or series of voting stock owned by the Interested Stockholder which were acquired beneficially by such Interested Stockholder (x) within the two-year period immediately prior to the Announcement Date or (y) in the transaction in which it became an Interested Shareholder, whichever is higher; or

(ii)(if applicable) the highest preferential amount per share to which the holders of shares of such class or series of Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation; and

(3)the consideration to be received by holders of a particular class or series of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as was previously paid in order to acquire beneficially shares of such class or series of Voting Stock that are beneficially owned by the Interested Stockholder and, if the Interested Stockholder beneficially owns shares of any class or series of Voting Stock that were acquired with varying forms of consideration, the form of consideration to be received by holders of such class or series of Voting Stock shall be either cash or the form used to acquire beneficially the largest number of shares of such class or series of Voting Stock beneficially acquired by it prior to the Announcement Date; and

(4)After such Interested Stockholder has become an Interested Stockholder and prior to the consummation of such Business Combination:

(i)except as approved by a majority of the Disinterested Directors, there shall have been no failure to declare and pay at the regular dates therefor the full amount of any dividends (whether or not cumulative) payable on any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation;

(ii)there shall have been (x) no reduction in the annual rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), except as approved by a majority of the Disinterested Directors, and (y) an increase in such annual rate of dividends (as necessary to prevent any such reduction) in the event of any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, unless the failure so to increase such an annual rate was approved by a majority of the Disinterested Directors; and

(iii)such Interested Stockholder shall not have become the beneficial owner of any additional shares of Voting Stock except as part of the transaction in which it became an Interested Stockholder; and

(5)after such Interested Stockholder has become an Interested Stockholder, such Interested Stockholder shall not have received the benefit, directly or indirectly (except proportionately as a stockholder), of any loans, advances, guarantees, pledges or other financial assistance or tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Business Combination or otherwise; and

(6)a proxy or information statement describing the proposed Business Combination and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to public stockholders of the Corporation at least 30 days prior to the consummation of such Business Combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

(c)For the purposes of this Paragraph 9:

(A)A “person” shall mean any individual, firm, corporation or other entity, other than any employee stock plans sponsored by the Corporation for the exclusive benefit of the Corporation, its subsidiaries and their employees.

(B)“Interested Stockholder” shall mean any person (other than the Corporation or any Subsidiary or any employee stock plans sponsored by the Corporation for the exclusive benefit of the Corporation, its subsidiaries and their employees) who or which:

(1)is the beneficial owner, directly or indirectly, of more than 20% of the combined voting power of the then outstanding shares of Voting Stock; or

(2)is an Affiliate of the Corporation and at any time within the two-year period immediately prior to the date in question was the beneficial owner, directly or indirectly, of 20% or more of the combined voting power of the then outstanding shares of Voting Stock; or

(3)is an assignee of or has otherwise succeeded to the beneficial ownership of any shares of Voting Stock that were at any time within the two-year period immediately prior to the date in question beneficially owned by any Interested Stockholder, if such assignment or succession shall have occurred in the course of a transaction or series of transactions not involving a public offering within the meaning of the Securities Act of 1933.

(C)A person shall be a “beneficial owner” of any Voting Stock:

(1)which such person or any of its Affiliates or Associates has (a) the right to acquire (whether such right is exercisable immediately or only after the passage of time), pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options, or otherwise, or (b) the right to vote or direct the vote pursuant to any agreement, arrangement or understanding; or

(2)which are beneficially owned, directly or indirectly, by any other person with which such person or any of its Affiliates or Associates has any agreement, arrangement or understanding for the purpose of acquiring, holding, voting or disposing of any shares of Voting Stock.

(D)For the purposes of determining whether a person is an Interested Stockholder pursuant to (c) (B) of this Paragraph 9, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through applications of (c) (C) of this Paragraph but shall not include any other shares of Voting Stock that may be issuable pursuant to an agreement, arrangement or understanding, or upon exercise of conversion rights, warrants or options, or otherwise.

(E)“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as in effect on December 1, 1985.

(F)“Subsidiary” means any corporation more than 50% of whose outstanding stock having ordinary voting power in the election of directors is owned, directly or indirectly, by the Corporation or by a Subsidiary or by the Corporation and one or more Subsidiaries; provided, however, that for the purposes of the definition of Interested Stockholder set forth in (c) (B) of this Paragraph 9, the term “Subsidiary” shall mean only a corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation.

(G)“Disinterested Director” means any member of the Board of Directors of the Corporation who is unaffiliated with, and not a nominee of, the Interested Stockholder and was a member of the Board prior to the time that the Interested Stockholder became an Interested Stockholder, and any successor of a Disinterested Director who is unaffiliated with, and not a nominee of, the Interested Stockholder and who is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

(H)“Fair Market Value” means: (1) in the case of stock, the highest closing sale price during the 30-day period immediately preceding the date in question of a share of such stock on the Composite Tape for New York Stock Exchange Listed Stocks, or, if such stock is not quoted on the Composite Tape, on the New York Stock Exchange, or, if such stock is not listed on such Exchange, on the principal United States securities exchange registered under the Securities Exchange Act of 1934 on which such stock is listed, or, if such stock is not listed on any such exchange, the highest closing sales price or bid quotation with respect to a share of such stock during the 30-day period preceding the date in question on the National Association of Securities Dealers, Inc. Automated Quotations or any system then in use, or if no such quotations are available, the fair market value on the date in question of a share of such stock as determined by a majority of the Disinterested Directors in good faith; and (2) in the case of stock of any class or series which is not traded on any United States registered securities exchange or in the over-the-counter market or in the case of property other than cash or stock, the fair market value of such property on the date in question as determined by a majority of the Disinterested Directors in good faith.

(I)In the event of any Business Combination in which the Corporation survives, the phrase “any consideration other than cash to be received” as used in (b) (B) (1) and (2) of this Paragraph 9 shall include the shares of Common Stock and/or the shares of any other class of outstanding Voting Stock retained by the holders of such shares.

(J)“Announcement Date” means the date of first public announcement of the proposed Business Combination.

(K)“Determination Date” means the date on which the Interested Stockholder became an Interested Stockholder.

(L)The price determined in accordance with (b) (B) (1) and (b) (B) (2) of this Paragraph 9 shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

(d)A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine, on the basis of information known to them after reasonable inquiry, all facts necessary to determine compliance with this Paragraph 9, including, without limitation, (A) whether a person is an Interested Stockholder, (B) the number of shares of Voting Stock beneficially owned by any person, (C) whether a person is an Affiliate or Associate of another person, (D) whether the requirements of (b) of this Paragraph 9 have been met with respect to any Business Combination, and (E) whether the assets which are the subject of any Business Combination have, or the consideration to be received for the issuance or transfer of securities by the Company or any Subsidiary in any Business Combination has, an aggregate Fair Market Value of $10,000,000 or more. The good faith determination of a majority of the Disinterested Directors on such matters shall be conclusive and binding for all purposes of this Paragraph 9.

10.To the fullest extent from time to time permitted by law, directors and officers shall not be personally liable to the Corporation or its stockholders for damages for breach of any duty owed to the Corporation or its stockholders. Unless otherwise permitted by law, the provisions of this Paragraph 10 shall not relieve a director or officer from liability for any breach of duty based upon an act or omission (a) in breach of such person’s duty of loyalty to the Corporation or its stockholders, (b) not in good faith or involving a knowing violation of law or (c) resulting in receipt by such person of an improper personal benefit. No amendment or repeal of this provision shall adversely affect any right or protection of a director or officer of the Corporation existing at the time of such amendment or repeal.

11.The provisions of Section 14A:3-6.1 to 14A:3-6.9 of the New Jersey Business Corporation Act are hereby made applicable to the Corporation.

Dated as of the 22nd day of January, 2014

NEW JERSEY RESOURCES CORPORATION
By:    /s/ Laurence M. Downes
Laurence M. Downes
Chairman of the Board,
Chief Executive Officer and President